Exhibit 3.34

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Certificate of Incorporation

-of-

Phelps Dodge Svenska Metallverken

International Corporation

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RECEIVED & FILED

JUL 24 1961

SECRETARY OF STATE

Certificate of Incorporation

-of-

Phelps Dodge Svenska Metallverken

International Corporation

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FIRST: The name of the Corporation is Phelps Dodge Svenska Metallverken International Corporation.

SECOND: The principal office of the Corporation in the State of Delaware is to be located in the City of Dover, in the County of Kent. The name of its resident agent is the United States Corporation Company, whose address is 129 South State Street in said city.

THIRD: The nature of the business and the objects or purposes to be transacted, permitted or otherwise carried on by the Corporation are as follows:

1. To manufacture, buy, sell, export, import and otherwise deal in conduit, cable, wire, rods, bars, strips, sheets, molding tubes and other shapes or forms, devices and supplies, made of copper, steel, aluminum or other metals or alloys, or of plastic or any other material, for electrical, building, manufacturing, lighting, transmission, irrigation, power generation, household, or any other purposes.

2. To mine, mill, concentrate, smelt, convert, treat, prepare for market, manufacture, sell, exchange and otherwise produce and deal in copper, gold, silver, lead, zinc, iron, aluminum and all other kinds of ores, minerals and metals, petroleum, natural gas, and other materials and goods and merchandise of every nature and description.

3. To explore and prospect for, examine, investigate, survey, locate, appraise, purchase, exchange, take on lease or sublease, and otherwise acquire, own, hold, use, occupy, operate, work, manage, control, maintain, develop, improve, exploit, mortgage and otherwise encumber, bargain, sell, grant, assign, transfer, convey, let or sublet, and otherwise dispose of, and generally deal in and with mines, mining districts, mining rights, claims, concessions, quarries, mineral deposits, coal mines, timber lands, and rights, water rights and ways, grants, lodes, beds, deposits containing or supposed to contain minerals, metals or ores of any kind, or petroleum or natural gas or any other raw materials which may be used or put to account in the business of the Corporation.

4. To purchase, lease and otherwise acquire, erect, construct, make, improve, maintain and operate, or aid in or subscribe towards the erection, construction, making, improvement, maintenance and operation of, mills, smelters, refineries, factories, plants, laboratories, shops, store houses, townsites, tanks, buildings, roads, water courses, reservoirs, dams, power plants, docks, piers, wharves, machinery, a railroad or railroads outside the State of Delaware, cars and other rolling stock, steamers, steamboats, tugs, barges, vessels, airplanes and other aircraft whether lighter or heavier than air, radio stations and telephone and telegraph systems outside the State of Delaware, works and structures of every kind and description, in so far as the same may appertain to or be useful in the conduct of the business of the Corporation.

5. To assist and advise any body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or other entity located in or organized under the laws of any part of the world in every aspect of commercial, mercantile, manufacturing, mining, industrial or other enterprise, business, work, undertaking, venture or operation, including without limitation matters of planning, financing, construction, training, fabrication, research and continuing operations.

6. To cause to be organized under the laws of any state, district, territory, possession or country, a corporation or corporations for the purpose of accomplishing any or all of the purposes for which the Corporation is organized, and to cause the same to be dissolved, wound-up, liquidated, merged or consolidated; to sell, lease or otherwise dispose of to any such corporation or to any other corporation, company, association, trust, firm or person, the whole or any part of the property and assets of the Corporation, including its good will and the right to assume its name, and to receive and accept in payment or exchange therefor, stocks, bonds, notes, debentures, securities or other obligations of the transferee or of any other corporation, company, association, trust, firm or person; and to consolidate or merge with or into any such corporation or any other corporation, company, trust or association of any state, district, territory, possession or country by any lawful method and upon any lawful terms.

7. To take, buy, purchase, exchange, take on lease and sublease, and otherwise acquire, own, hold, use, occupy, manage, control, maintain, improve, develop, mortgage and otherwise encumber, bargain, sell, grant, assign, transfer, convey, let or sublet, and otherwise dispose of, and generally deal in and with real estate, real property and any and all interests and rights therein and thereto, located in any part of the world.

8. To adopt, apply for, obtain, register, purchase, lease and otherwise acquire, procure licenses under, maintain, protect, hold, control, own, use, exploit, operate, introduce, develop, pledge, sell, assign, grant, grant licenses and other rights with respect to and otherwise dispose of, and generally deal in and with inventions, improvements, processes, copyrights, patents, trademarks, formulae, trade names, labels, distinctive marks and similar rights of any nature and whether or not granted, registered or established by or under the laws of the United States, any State thereof or of any other country or place.

9. For any purpose, upon any terms and without limit, to borrow or raise money, any to issue, draw, make, accept endorse, guarantee, sell and dispose of bonds, debentures, notes, drafts, bills of exchange, warrants, certificates of indebtedness, certificates of interest and other obligations and securities of the Corporation, secured or unsecured and howsoever evidenced, and as security therefor to mortgage, pledge, convey, assign in trust or grant any charge or impose any lien upon all or any part of the real or personal property, rights, interests or franchises of the Corporation, whether owned by it at the time or thereafter acquired, and to lend money or other property with or without collateral security.

10. To promote, finance, aid and assist, financially and otherwise, any body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or other entity, located in or organized under the laws of any part of the world, any stock, share, voting trust certificate, bond, mortgage, debenture, note, land trust certificate, right, warrant, scrip, commercial paper, chose in action, contract, evidence of indebtedness, certificate of interest or other obligation or security of which is held directly or indirectly by or for the Corporation, or in the business, financing or welfare of which the Corporation shall have any interest; and in connection therewith to guarantee or become surety for the performance of any undertaking or obligation of any such entity, and to guarantee by endorsement or otherwise the payment of the principal of or interest or dividends on or sinking fund payments with respect to any such security of any such entity or any other payments whatsoever to be made by it; and to join in any reorganization with respect to any such entity.

11. To promote, institute, enter into, conduct, perform, assist or participate in every kind of commercial, mercantile, manufacturing, mining, or industrial enterprise, business, work, contract, undertaking, venture and operation in any part of the world; and for any such purpose to purchase, lease and otherwise acquire, take over, own, hold, sell, liquidate and otherwise dispose of the real estate, plants, equipment, inventory, merchandise, materials, stock, good will, rights, franchises, patents, trademarks and trade names and other properties of corporations, associations, partnerships, firms, trustees, syndicates, individuals, combinations, organizations and entities located in or organized under the laws of any part of the world; to continue, alter, extend and develop their business, assume their liabilities, guarantee or become surety for the performance of their obligations, reorganize their capital and participate in any way in their affairs, and to take over as a going concern and to continue in its own name any business so acquired.

12. To pay for any property, securities, rights, or interests lawfully acquired by the Corporation in cash or other property, rights or interest held by the Corporation or by issuing and delivering in exchange therefor its own property, stock, shares, bonds, debentures, notes, warrants for stock, certificates of indebtedness or other obligations or securities howsoever evidenced.

13. To purchase, hold, cancel, reissue, sell, resell and transfer shares of its own capital stock and its own bonds, debentures, warrants, rights, scrip or other obligations or securities of any nature howsoever evidenced; provided that shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly.

14. To carry on all or any part of its business, objects or purposes as principal, factor, agent, contractor, trustee or otherwise, either alone or associated with any corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or entity in any part of the world.

15. In carrying on its business and for the purpose of furthering its object and purposes, to enter into and perform agreements and contracts of any nature with any government, state, territory, district, municipality, political or governmental division or subdivision, body politic, corporation, association , partnership, firm, trustee, syndicate, individual, combination, organization or entity whatsoever.

16. To conduct its business in any and all branches thereof, so far as permitted by law, in the State of Delaware, other States of the United States, the District of Columbia, the territories, colonies, possessions and dependencies of the United States and in foreign countries, and to maintain one or more offices and agencies either within or anywhere without the State of Delaware, and to hold, purchase, mortgage, convey and otherwise deal in and with real and personal property out of as well as within the State of Delaware.

17. To do any and all other acts and things necessary, appropriate or convenient for the furtherance of the business, objects and purposes herein enumerated and for the exercise of the powers herein conferred.

The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Corporation.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is ten thousand (10,000) shares with a par value of Ten Dollars ($10) each, all of which shall be Common Stock.

The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000).

FIFTH: The names and places of residence of each of the incorporators are as follows:

Name	Place of Residence

Stanley R. Resor	93 Weed Street New Canaan, Connecticut

D. Broward Craig	63-06 75th Street Middle Village 79, New York

Name	Place of Residence

Philip S. Winterer	24A Garden Place Brooklyn 1, New York

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

EIGHTH: The Board of Directors shall have power to make, alter and repeal by-laws, except to the extent that provisions of by-laws adopted by the stockholders may otherwise provide. By-laws made by the Board of Directors may be altered or repealed, and new by-laws may be made, by the stockholders at any annual or special meeting if notice of the proposed alteration or repeal or new by-law is included in the notice or waiver of notice of the meeting.

NINTH: The number of directors of the Corporation shall be fixed, and may be altered from time to time, as provided in the by-laws. Vacancies in the Board of Directors may be filled as provided in the by-laws. Any director may be removed, by a majority vote of the stockholders entitled to vote for the election of such director at any annual or special meeting thereof, for any cause deemed sufficient by such meeting, as provided in the by-laws. Directors need not be stockholders.

TENTH: The Board of Directors shall have power from time to time to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created, and to fix from time to time the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose.

ELEVENTH: Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings and to have one or more offices within or anywhere without the State of Delaware, and to keep the books of the Corporation (except as at the time otherwise required by statute) outside of the State of Delaware, at such places as from time to time may be designated by the Board of Directors.

TWELFTH: All corporate powers and authority of the Corporation, except as at the time otherwise provided by statute or by this Certificate of Incorporation or by the by-laws, shall be vested in and exercised by the Board of Directors.

THIRTEENTH: No director of the Corporation shall be disqualified by his office from dealing or contracting with the Corporation as vendor, purchaser or otherwise, nor shall any contract or other transaction of the Corporation be void or voidable by reason of the fact that any of its directors or any firm or association of which any of its directors are members or any corporation of which any of its directors are stockholders, directors or officers, is in any way interested in such transaction or contract, provided that the fact of such interest be disclosed or known to the Board of Directors and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. No director shall be liable in any way with respect to any such transaction or contract which shall be authorized, approved or ratified as aforesaid. This Article THIRTEENTH shall not be construed to invalidate or in any way affect any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

FOURTEENTH: Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of this Corporation or of any corporation which he served as such at the request of this Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled by law.

FIFTEENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

SIXTEENTH: The Corporation reserves the right from time to time, and at any time, to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights herein conferred upon stockholders are granted subject to such reservation.

We, the undersigned, being each of the incorporators hereinbefore named, for the purpose of forming a corporation in pursuance of the laws of the State of Delaware, do make and file this Certificate of Incorporation hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 21st day of July, 1961.

[L.S.]
Stanley R. Resor

[L.S.]
D. Broward Craig

[L.S.]
Philip S. Winterer

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

Be it remembered that on this 21st day of July, 1961, personally came before me, WILLIAM H. HAGENDORN, a Notary Public in and for the County and State aforesaid, STANLEY R. RESOR, D. BROWARD CRAIG and PHILIP S. WINTERER, parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said Certificate to be the act and deed of the signers respectively, and that the facts therein stated are truly set forth.

Given under my hand and seal of office the day and year aforesaid.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PHELPS DODGE SVENSKA METALLVERKEN

INTERNATIONAL CORPORATION

(Pursuant to Sections 242 and 228 of

Title 8 of the Delaware Code of 1953)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PHELPS DODGE SVENSKA METALLVERKEN

INTERNATIONAL CORPORATION

(Pursuant to Sections 242 and 228 of

Title 8 of the Delaware Code of 1953)

The undersigned, Edward H. Michaelsen and John E. Masten, the President and the Secretary, respectively, of Phelps Dodge Svenska Metallverken International Corporation (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, do hereby certify under the seal of the Corporation as follows:

I.

The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH thereof and substituting therefor a new Article FOURTH reading as follows:

“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is thirty thousand (30,000) shares with a par value of Ten Dollars ($10) each, all of which shall be Common Stock.

“The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000).”

II.

Such amendment of the Certificate of Incorporation as set forth above has been duly adopted in accordance with the provisions of Sections 242 and 228 of Title 8 of the Delaware Code of 1953, the Board of Directors of the Corporation having adopted a resolution setting forth such amendment and declaring its advisability and all of the stockholders of the Corporation entitled to vote upon the amendment having consented in writing to such amendment by an instrument dated June 22, 1965.

IN WITNESS WHEREOF, the undersigned have executed this Certificate and have caused the corporate seal of the Corporation to be hereunto affixed the 23RD day of June, 1965.

President

Secretary

2

STATE OF NEW YORK     )

                                              :    ss.:

COUNTY OF NEW YORK )

BE IT REMEMBERED that on this 23rd day of June, 1965, personally came before me, HARRY A. BERGLUND JR, a Notary Public in and for the County and State aforesaid, EDWARD H. MICHAELSEN, President of PHELPS DODGE SVENSKA METALLVERKEN INTERNATIONAL CORPORATION, a corporation of the State of Delaware, the Corporation described in and which executed the foregoing Certificate, known to me personally to be such, and he, the said EDWARD H. MICHAELSEN, as such President, duly executed the said Certificate before me and acknowledged the said Certificate to be his act and deed and the act and deed of said Corporation; that the signatures of said President and of the Secretary of said Corporation to the said Certificate are in the handwriting of the said President and Secretary of said Corporation, respectively; and that the seal affixed to the said Certificate is the corporate seal of said Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PHELPS DODGE SVENSKA METALLVERKEN

INTERNATIONAL CORPORATION

(Pursuant to Sections 242 and 228 of

Title 8 of the Delaware Code of 1953)

The undersigned, Edward H. Michaelsen and John E. Masten, the President and the Secretary, respectively, of Phelps Dodge Svenska Metallverken International Corporation (the “Corporation”), a corporation organised and existing under the laws of the State of Delaware, do hereby certify under the seal of the Corporation as follows:

I.

The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH thereof end substituting therefor a new Article FOURTH reading as follows:

“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is sixty thousand (60,000) shares with a par value of Ten Dollars ($10) each, all of which shall be Common Stock.

“The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000).”

II.

Such amendment of the Certificate of Incorporation as set forth above has been duly adopted in accordance with the

1

provisions of Sections 242 and 228 of Title 8 of the Delaware Code of 1953, the Board of Directors of the Corporation having adopted a resolution setting forth such amendment and declaring its advisability and all of the stockholders of the Corporation entitled to vote upon the amendment having consented in writing to such amendment by an instrument dated September 30, 1966.

IN WITNESS WHEREOF, the undersigned have executed this Certificate and have caused the corporate seal of the Corporation to be hereunto affixed the 30th day of September, 1966.

President

Secretary

2

STATE OF NEW YORK        )

                                                  :        sf

COUNTY OF NEW YORK    )

BE IT REMEMBERED that on this 30th day of September, 1966 personally came before me, Paul Louis Baldi             , a Notary Public in and for the County and State aforesaid, Edward H. Michaelsen, President of PHELPS DODGE SVENSKA METALLVERKEN INTERNATIONAL CORPORATION, a corporation of the State of Delaware, the Corporation described in and which executed the foregoing Certificate, known to me personally to be such, and he, the said Edward H. Michaelsen, as such President, duly executed the said Certificate before me and acknowledged the said Certificate to be his act and deed and the act and deed of said Corporation; that the signatures of said President and of the Secretary of said Corporation to the said Certificate are in the handwriting of the said President and Secretary of said Corporation, respectively; and that the seal affixed to the said Certificate is the corporate seal of said Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

3

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

PHELPS DODGE SVENSKA METALLVERKEN

INTERNATIONAL CORPORATION

(Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PHELPS DODGE SVENSKA METALLVERKEN

INTERNATIONAL CORPORATION

(Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware)

Phelps Dodge Svenska Metallverken International Corporation, a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

I.

The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH thereof and substituting therefor a new Article FOURTH reading as follows:

“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one hundred thousand (100,000) shares with a par value of Ten Dollars ($10) each, all of which shall be Common Stock.

“The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000).”

II.

The capital of the Corporation will not be reduced under or by reason of such amendment of the Certificate of Incorporation. Such amendment as set forth above has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of

1

Delaware, the Board of Directors of the Corporation having adopted a resolution setting forth such amendment and declaring its advisability and all of the stockholders of the Corporation entitled to vote upon the amendment having consented in writing to such amendment by an instrument dated October 1, 1968.

IN WITNESS WHEREOF, Phelps Dodge Svenska Metallverken International Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Edward H. Michaelsen, its President, and F. Brian Harvey, its Secretary, this 6th day of November, 1968.

PHELPS DODGE SVENSKA METALLVERKEN INTERNATIONAL CORPORATION
By:
President

Attest:

Secretary

2

STATE OF NEW YORK          )

                                                    : ss.:

COUNTY OF NEW YORK      )

BE IT REMEMBERED that on this 6th day of November, 1968 personally came before me, Velis Quiles, a Notary Public in and for the County and State aforesaid, Edward H. Michaelsen, President of PHELPS DODGE SVENSKA METALLVERKEN INTERNATIONAL CORPORATION, a corporation of the State of Delaware, known to me personally to be such, and acknowledged the said Certificate to be his act and deed and the act and deed of the said corporation and that the facts stated therein are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

Notary Public

3

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PHELPS DODGE SVENSKA METALLVERKEN INTERNATIONAL CORPORATION

Adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

We, Julio Bagué, Vice President and F. Brian Harvey, Secretary, respectively of PHELPS DODGE SVENSKA METALLVERKEN INTERNATIONAL CORPORATION (the “Corporation”), a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: That by Written Consent No. 18 of All Stockholders, entitled to vote of PHELPS DODGE SVENSKA METALLVERKEN INTERNATIONAL CORPORATION, dated October 4, 1979, written consent was given, in accordance with Section 228 of the General Corporation Law of the State of Delaware, to the proposed amendment to the Certificate of Incorporation.

SECOND: That the following is a true and correct copy of the amended Article FOURTH of the said Certificate of Incorporation as consented to in writing by all of the stockholders as aforesaid:

“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is sixty-eight thousand five hundred (68,500) shares with a par value of Ten Dollars ($10) each, all of which shall be Common stock.

The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000)”.

THIRD: That such amendment has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware. A Certificate of Reduction of Capital is being filed with this Amendment.

IN WITNESS WHEREOF, WE, Julio Bagué, Vice President, and F. Brian Harvey, Secretary, of PHELPS DODGE SVENSKA METALLVERKEN INTERNATIONAL CORPORATION, have signed this certificate of Amendment of Certificate of Incorporation of PHELPS DODGE SVENSKA METALLVERKEN INTERNATIONAL CORPORATION this 12th day of December, 1979.

Julio Bagué
Vice President

ATTEST:

F. Brian Harvey Secretary

CERTIFICATE OF REDUCTION OF CAPITAL

of

PHELPS DODGE SVENSKA METALLVERKEN INTERNATIONAL CORPORATION

Adopted in accordance with the provisions of Section 244 of the General Corporation Law of the State of Delaware.

We, Julio Bagué, Vice President and F. Brian Harvey, Secretary, respectively of PHELPS DODGE SVENSKA METALLVERKEN INTERNATIONAL CORPORATION (the “Corporation”), a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: That the Board of Directors of the Corporation, by Written Consent No. 24 of All Directors, dated October 3, 1979, and signed by all its Directors, adopted a resolution deeming it advisable and recommending to its two shareholders, that the Corporation purchase, redeem and retire, with its available funds, 20,000 shares of its issued, paid-in and outstanding Common Stock at a price of $10.00 per share in partial liquidation of its Capital. At such date, said Corporation had an authorized capital of one hundred thousand (100,000) shares of Common Stock, par value $10.00 each share, of which eighty-eight thousand, five hundred (88,500) shares were issued, paid-in and outstanding.

SECOND: That by Written Consent No. 18 of All Stockholders of PHELPS DODGE SVENSKA METALLVERKEN INTERNATIONAL CORPORATION, dated October 4, 1979 and signed by the two stockholders of the Corporation, being all its stockholders, said stockholders adopted a resolution duly reducing the number of shares which said Corporation shall have the authority to issue from one hundred thousand (100,000) shares of Common stock, par value $10.00 each share, to, sixty-eight thousand, five hundred (68,500) shares of Common Stock, par value $10.00 each share, of which sixty-eight thousand, five hundred (68,500) shares of Common Stock are now issued, paid-in and outstanding following the aforementioned purchase, redemption, retirement and cancellation in their entirety of twenty thousand (20,000) shares of its Common Stock by the Corporation.

The capital of the corporation is being reduced by $200,000.

The Corporation paid $133,333.00 to Phelps Dodge Corporation and $66,667.00 to Granges Essem AB, its two stockholders to purchase, 13,333 and 6,667, respectively, shares of its Common Stock from them and to redeem, retire and cancel such shares in their entirety.

THIRD: That the assets of the Corporation remaining after such reduction of capital are sufficient to pay any debts of said Corporation, payment of which has not otherwise been provided for.

IN WITNESS WHEREOF, we have signed this CERTIFICATE of Reduction of Capital of PHELPS DODGE SVENSKA METALLVERKEN INTERNATIONAL CORPORATION, this 12th day of December, 1979.

Julio Bagué
Vice President

ATTEST:

F. Brian Harvey Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 08/08/1991

912205083 – 570423

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PHELPS DODGE SVENSKA METALLVERKEN INTERNATIONAL CORPORATION

(Pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware)

It is hereby certified that:

1. The name of the Corporation (hereinafter called the “Corporation”) is “PHELPS DODGE OUTOKUMPU COPPER OY INTERNATIONAL CORPORATION”.

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Articles First thereof and by substituting in lieu of said Article the following new Article:

“First: The name of the Corporation is “Phelps Dodge Outokumpu Copper Oy International Corporation.”

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Phelps Dodge Svenska Metallverken International Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by ORLANDO G. GONZALEZ, its President, and MANUEL RODRIGUEZ-FIOL, its Secretary, this 29th day of July, 1991.

PHELPS DODGE SVENSKA METALLVERKEN INTERNATIONAL CORPORATION

By:
President

Attest;

Secretary

STATE OF FLORIDA    )

                                  : SS.:

COUNTY OF DADE      )

BE IT REMEMBERED that on this 29th day of July 1991, personally came before me, Louise Drake , a Notary Public in and for the County and State aforesaid, ORLANDO G. GONZALEZ, President of PHELPS DODGE SVENSKA METALLVERKEN INTERNATIONAL CORPORATION, a corporation of the State of Delaware, known to me personally to be such, and acknowledged the said Certificate to be his act and deed and the act and deed of the said corporation and that the facts stated therein are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

Notary Public

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PHELPS DODGE OUTOKUMPU COPPER OY INTERNATIONAL

CORPORATION

(Pursuant to Section 228 and 242 of the General Corporation Law of the State of Delaware)

It is hereby certified that:

1. The name of the Corporation (hereinafter called the “Corporation”) is “PHELPS DODGE OUTOKUMPU COPPER OY INTERNATIONAL CORPORATION”

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the new Article:

“First: The name of the Corporation is “Phelps Dodge Africa Cable Corporation.”

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Phelps Dodge Outokumpu Copper Oy International Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by MANUEL J. IRAOLA, its President, and MANUEL M. RODRIGUEZ-FIOL, its Secretary, this 24th day of October, 1996.

PHELPS DODGE OUTOKUMPU COPPER

OY INTERNATIONAL CORPORATION

BY:
Manuel J. Iraola
President

Attest;

Secretary

PHELPS DODGE OUTOKUMPU COPPER OY INTERNATIONAL

CORPORATION

Written Consent No. 34 of Sole Shareholder

The undersigned, holding all of the issued and outstanding stock of Phelps Dodge Outokumpu Copper Oy International Corporation (the “Corporation”), a Delaware Corporation, and thus being the only stockholder who would have been entitled to vote upon the following action if a stockholder’s meeting had been held to vote thereon, hereby consents in writing, pursuant to the provisions of Section 228 of the Delaware Corporation Law, to the following action being taken without a meeting and vote:

That the name of the Corporation be, and it hereby is amended to be hereafter called:

“PHELPS DODGE AFRICA CABLE CORPORATION”,

and that Article FIRST of the Corporation’s Certificate of Incorporation is hereby amended to read as follows:

“FIRST: The name of the Corporation is Phelps Dodge Africa Cable Corporation.”

That section 7.03 of the By-Laws of the Corporation be, and it hereby is, amended to read as follows:

“Section 7.03. Corporate Seal: The corporate seal of the Corporation shall be circular in form and shall have inscribed thereon the words “Phelps Dodge Africa Cable Corporation, Incorporated 1961, Delaware”. The form of this seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced.

PHELPS DODGE CORPORATION

BY:
Manuel J. Iraola
Senior Vice President

October 24, 1996

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Phelps Dodge Africa Cable Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is United States Corporation Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of Phelps Dodge Africa Cable Corporation adopted the following resolution on the 28th day of October, 1998.

Resolved, that the registered office of Phelps Dodge Africa Cable Corporation in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Phelps Dodge Africa Cable Corporation has caused this statement to be signed by Robert C. Swan, its Vice President/Secretary, this 29th day of January 1999.

Robert C. Swan, Vice President/Secretary

(DEL. - 264 - 6/15/94) CT System

CERTIFICATE OF AMENDMENT

of

CERTIFICATE OF INCORPORATION

of

PHELPS DODGE AFRICA CABLE CORPORATION

(a Delaware corporation)

Phelps Dodge Africa Cable Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

A. The name of the Corporation is Phelps Dodge Africa Cable Corporation.

B. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 24,1961 under the name Phelps Dodge Svenska Metallverken International Corporation.

C. The amendment herein certified has been duly adopted by written consent of the sole shareholder of the Corporation in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law.

D. Article Third of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law (the “DGCL”). The Corporation shall have an powers that may now or hereafter be lawful for a corporation to exercise under the DGCL.

IN WITNESS WHEREOF, Phelps Dodge Africa Cable Corporation has caused this Certificate of Amendment to be signed this 31st day of October, 2007.

PHELPS DODGE AFRICA CABLE CORPORATION

Name	Robert J. Siverd
Title:	Executive Vice President, General Counsel and Secretary